UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2019

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360-2362
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TDY	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On July 24, 2019, Teledyne Technologies Incorporated issued a press release with respect to its second quarter 2019 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2019, Teledyne Technologies Incorporated ("Teledyne") announced that, effective July 23, 2019, Teledyne's Board of Directors fixed the number of directors at 11 and appointed Denise R. Cade as a Class I Director for a term expiring at the 2021 Annual Meeting of Stockholders. Ms. Cade will become a member of the Audit Committee and the Nominating and Governance Committee of the Teledyne Board.

Ms. Cade, age 56, has been the Senior Vice President, General Counsel and Corporate Secretary of IDEX Corporation since October 2015. From March 2011 until October 2015, she served as Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at SunCoke Energy, Inc. and its controlled company SunCoke Energy Partners, LLP, where she also served on the Board of Directors.

As a non-employee director, Ms. Cade will be entitled to receive an annual retainer fee, currently $110,000, which annual fee will first be payable to Ms. Cade beginning January 1, 2020. Each non-employee director is also automatically granted a restricted stock unit award on the date of the Annual Meeting of Stockholders equal to $110,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole unit share. If a person such as Ms. Cade becomes a non-employee director for the first time on a date other than an Annual Meeting date, such non-employee director will automatically be granted an award of restricted stock units, effective as of the date of becoming a director, equal to $55,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole share. The restricted stock unit award vests on the earlier of (a) one year after the date of grant, (b) upon a separation of the director from board service, or (c) upon a change of control. Shares of stock underlying the restricted stock award will be issued upon vesting unless the director elects to defer issuance until such time as the director separates from board service.

A press release dated July 23, 2019, announcing Ms. Cade’s appointment as a new member of Teledyne’s Board of Directors is included as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release announcing second quarter 2019 financial results dated July 24, 2019

Exhibit 99.2	Press Release announcing appointment of Denise Cade to Teledyne's Board of Directors

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: July 24, 2019

EXHIBIT INDEX
Description

Exhibit 99.1	Press Release announcing second quarter 2019 financial results dated July 24, 2019

Exhibit 99.2	Press Release announcing appointment of Denise Cade to Teledyne's Board of Directors